UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2016

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

14300 N. Northsight Blvd., #208 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): 407-257-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Effective October 10, 2016, Chino Valley Properties, LLC (the “Landlord”), a wholly owned subsidiary of Zoned Properties, Inc. (the “Company”), entered into a third amendment to commercial lease agreement (the “Amendment”) with C3C3 Group, LLC (“C3C3”) and Alan Abrams. Pursuant to the terms of the Amendment, the size of the leased property was expanded and the monthly rental rate was increased, such that the monthly rent for the leased premises will be as follows:

Month 1	-	Waived
Months 2-6	-	$30,000.00
Months 7-12	-	$40,000.00
Months 13-15	-	$42,000.00
Months 16-24	-	$55,000.00
Months 25-36	-	$57,750.00
Months 37-48	-	$60,637.50
Months 49-60	-	$63,669.38
Months 61-72	-	$66,852.84
Months 73-84	-	$60,775.31
Months 85-96	-	$70,195.49
Months 97-108	-	$73,705.26
Months 109-120	-	$77,390.52
Months 121-132	-	$81,260.05
Months 133-144	-	$81,260.05
Months 145-156	-	$81,260.05
Months 157-168	-	$81,260.05
Months 169-180	-	$81,260.05
Months 181-192	-	$81,260.05
Months 193-204	-	$81,260.05
Months 205-216	-	$81,260.05
Months 217-228	-	$81,260.05
Months 229-240	-	$81,260.05

In November 2016, the lease will begin month 16 of the lease.

C3C3 is owned by Mr. Abrams, a significant stockholder of the Company. Christopher Carra, a significant stockholder of the Company, is president of C3C3.

The foregoing description of the Amendment is not a complete description of all of the parties’ rights and obligations under the Amendment and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Item 7.01.   Regulation FD Disclosure.

On October 13, 2016, the Company issued a press release regarding certain business updates, including entry into the Amendment. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the website is not a part of this current report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are furnished as part of this current report on Form 8-K.

Exhibit No.	Description
10.1	Third Amendment to Commercial Lease by and between Chino Valley Properties, LLC, C3C3 Group, LLC and Alan Abrams.
99.1	Press release of Zoned Properties, Inc. dated October 13, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: October 13, 2016	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer

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